Exhibit 99.1

MEDIA CONTACT Rachel David Rachel.david@hck2.com 972.499.6630 INVESTOR CONTACT MKR Group Inc. Todd Kehrli or Mark Forney bcyp@mkr-group.com 323.205.4336

FOR IMMEDIATE RELEASE

August 18, 2015

Blue Calypso and IZEA Resolve Infringement Suit

DALLAS, TX (GLOBE NEWSWIRE) -- Blue Calypso, Inc., (OTCQB:BCYP), an innovator of mobile consumer activation, engagement and social advocacy solutions for manufacturers and brick-and-mortar retailers, announced today that it has reached a settlement in its patent infringement dispute with IZEA (OTCQB:IZEA). The companies have entered into an agreement which ends all outstanding litigation between them that began July 2012. Under the Agreement, IZEA has agreed to pay Blue Calypso 4.125% of revenue from IZEA’s discontinued, legacy platforms SocialSpark, Sponsored Tweets and WeReward. IZEA has transitioned its customers, subscribers and their business completely to its new “IZEAx” and recently acquired Ebyline platforms which IZEA claims does not infringe the Company’s patents.  The details of the settlement between the parties are confidential.

“We are pleased to have to have reached an agreement with IZEA,” says Andrew Levi, Blue Calypso Founder and CEO. “This has been a long journey.  We can now redirect these energies toward future product innovations and market expansion.  We wish IZEA great success in the future.”

Forward Looking Statements. Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

About Blue Calypso, Inc.

Dallas-based Blue Calypso, Inc. (BCYP) develops and delivers an innovative location-centric mobile shopper engagement platform for brands and retailers using its patented portfolio of products, including KIOSentrix™, Mobile ADvantage™, DashTAGG® and SOCIALECHO™. The Company employs its unique and flexible platform to connect consumers to brands, drive local in-store traffic, increase shopper spend and shorten the consumer’s path-to-purchase. For more information about the company, please visit www.bluecalypso.com.

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